UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2023

TERRAN ORBITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40170	98-1572314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6800 Broken Sound Parkway NW, Suite 200
Boca Raton, Florida 33487
(Address of Principal Executive Offices)
(561) 988-1704
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LLAP	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	LLAP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Tony Gingiss as Chief Operating Officer

Effective June 12, 2023, Tony Gingiss was appointed as Chief Operating Officer of Terran Orbital Corporation (the “Company” or “Terran Orbital”) and assumed the role of Principal Operating Officer.

Mr. Gingiss, age 54, brings more than 30 years of aerospace and defense experience in design, production, operations, and leadership to Terran Orbital. He spent more than two decades with Boeing Satellites Systems in roles spanning space, ground, engineering, operations, and leadership until 2017. While at Boeing, he supported and led programs across the Commercial, Civil/Defense, and National Security Space Customer sectors. He concluded his time at the defense giant as the Director of Strategic Integration and National Space Communications Programs.

Subsequently, Mr. Gingiss helmed Airbus OneWeb Satellites (AOS), an aviation and aerospace company, as Chief Executive Officer from September 2017 until January 2021, where he led Design, Low-Rate-Initial Production, Pilot Launches, and Full Production. Under his leadership, AOS revolutionized a new approach to aerospace manufacturing, building a 100,000-square-foot factory, and scaling production to greater than two satellites per day. Most recently, Mr. Gingiss served as Chief Operating Officer at Virgin Orbit, an aviation and aerospace company, where he was responsible for the day-to-day operations. His team achieved incredible milestones in the industry such as the first liquid-fueled air-launched rocket, four successful Customer launches, and a first-ever launch from Spaceport Cornwall.

Mr. Gingiss received his Bachelor of Science in Aeronautical & Astronautical Engineering from Purdue University and was awarded Purdue’s 2019 Outstanding Aerospace Engineer award. He was also awarded a Charles Stark Draper Laboratories Fellowship and received his Master of Science in Aeronautics and Astronautics at MIT.

In connection with his appointment as Chief Operating Officer, the Company will provide Mr. Gingiss with the following compensation: (i) an annualized base salary of $440,000; (ii) eligibility to participate in the Company’s annual performance-based bonus program, with a cash bonus target of 75% of annual salary and based on achievement of certain goals; (iii) an up-front time-based long-term incentive award of 300,000 restricted stock units, vesting over four (4) years in four equal annual installments; and (iv) a one-time signing bonus of $50,000.

The selection of Mr. Gingiss to serve as Chief Operating Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Gingiss and any director or executive officer of the Company, and there are no transactions between Mr. Gingiss and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On June 14, 2023, the Company issued a press release announcing the appointment of Mr. Gingiss. A copy of this press release is attached hereto and furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 14, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAN ORBITAL CORPORATION

Date:	June 14, 2023	By:	/s/ James S. Black
James S. Black Senior Vice President, General Counsel and Secretary